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                             FIRST DATA CORPORATION
    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 26, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST DATA
                                  CORPORATION.
The undersigned hereby appoints Henry C. Duques and David P. Bailis, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of First Data Corporation held of record by the undersigned at the Special Meeting of Stockholders of First Data Corporation to be held at Suite 1400, 5660 New Northside Drive, Atlanta, Georgia on October 26, 1995, at 11:00 A.M. local time, and any adjournment or postponement thereof, as follows:
1. The approval of the issuance of Common Stock of First Data Corporation in connection with the Agreement and Plan of Merger among First Data Corporation, FDC Merger Corp. and First Financial Management Corporation.
                  [_] FOR     [_] AGAINST   [_] ABSTAIN
2. The approval of an amendment to the Restated Certificate of Incorporation of First Data Corporation to increase the number of authorized shares of Common Stock from 300,000,000 to 600,000,000.
                  [_] FOR     [_] AGAINST   [_] ABSTAIN
3. The approval of an amendment to the Restated Certificate of Incorporation of First Data Corporation to confer upon the Board of Directors the power to adopt, amend or repeal the By-laws of First Data Corporation.
                  [_] FOR     [_] AGAINST   [_] ABSTAIN
4. The approval of an amendment to the 1992 Long-Term Incentive Plan of First Data Corporation to increase the number of shares of Common Stock issuable thereunder.
                  [_] FOR     [_] AGAINST   [_] ABSTAIN
5. The approval of the right of the Board of Directors of First Data Corporation to adjourn the Special Meeting at its discretion, including an adjournment of the Special Meeting to obtain a quorum and/or solicit additional stockholder votes for proposals 1, 2, 3 and 4 above.
                  [_] FOR     [_] AGAINST   [_] ABSTAIN
6. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof. Management is not aware of any such matters to be presented for action.
  IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.
           (continued, and to be signed and dated, on the other side)
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE
VOTED FOR APPROVAL OF PROPOSALS 1, 2, 3, 4 AND 5. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
The undersigned hereby revokes all proxies heretofore given to vote such shares.
The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on October 26, 1995 and the related Joint Proxy Statement/Prospectus.
PLEASE SIGN, DATE AND RETURN PROMPTLY.

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                                                       Signature

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                                               Signature if held jointly

                                         Dated: _________________________, 1995

(Please sign exactly as your name or names appear to the left. When shares are held by joint tenants, both should sign. When signing as an executor, administrator, trustee or guardian, please give the full title of the capacity in which you are acting, and where more than one executor, etc., is named, a majority must sign. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign full partnership name by an authorized person.)